SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2001


                               Arch Wireless, Inc.
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               (Exact Name of Registrant as Specified in Charter)

           Delaware               000-23232/001-14248          31-1358569
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 (State or Other Jurisdiction        (Commission            (I.R.S. Employer
      of Incorporation)              File Numbers)         Identification No.)

            1800 West Park Drive, Suite 250                       01581
                    Westborough, MA
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       (Address of Principal Executive Offices)                 (Zip Code)


Registrant's telephone number, including area code: (508) 870-6700



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     Item 5. Other Events.
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     SALE TO NEXTEL OF SMR LICENSES

     Arch Wireless, Inc. ("Arch") has entered into an asset acquisition agreement pursuant to which a subsidiary ("Nextel") of Nextel Communications, Inc. will acquire for approximately $175 million certain 800 and 900 MHz Specialized Mobile Radio channel licenses (the "SMR Licenses") from AWI Spectrum Co., LLC, a newly created, indirect subsidiary of Arch ("Spectrum"). In addition, upon the acquisition of the SMR Licenses, Nextel has agreed to invest approximately $75 million in Series F 12% Redeemable Cumulative Junior Preferred Stock of Arch (the "Series F Preferred Stock").

     Prior to the acquisition, Nextel will make two loans to Spectrum: a secured loan in the principal amount of $175 million and an unsecured loan in the principal amount of $75 million, each of which bear interest at LIBOR plus 3.25%. Spectrum will use the proceeds from the $175 million secured loan to purchase the SMR Licenses from a subsidiary of Arch that holds the SMR Licenses. Spectrum will hold the SMR Licenses until they are transferred to Nextel following the receipt of all required regulatory approvals. The $175 million loan from Nextel is secured by a lien on all of the assets of Spectrum, excluding certain shares of Series F Preferred Stock that will be held by Spectrum as described below, and by a guaranty from AWI Spectrum Holdings Co., Inc. ("Holdings"), a wholly owned subsidiary of Arch and the owner of 100% of the membership interest in Spectrum. Holdings' guaranty is secured by a pledge of its membership interest in Spectrum.

     A substantial portion of the proceeds from the $75 million unsecured loan from Nextel will be used by Spectrum to purchase shares of Series F Preferred Stock from Arch. The Series F Preferred Stock will carry a cumulative dividend of 12% per annum, payable quarterly in cash or Arch common stock (that is fully registered for resale at the time of delivery), at Arch's option, although Arch is obligated to pay in common stock under its bank credit facilities and other covenants. The Series F Preferred Stock will be redeemable at any time at Arch's option, and is required to be redeemed after ten years.

     Arch will use the $175 million of proceeds received for the purchase by Spectrum of the SMR Licenses from a subsidiary of Arch that holds the SMR Licenses to repay indebtedness under existing bank credit facilities. Arch will use the proceeds from the sale of the Series F Preferred Stock to Spectrum for working capital purposes, including the payment of interest on other existing indebtedness.

     The $175 million principal amount of the secured loan will be repaid by offsetting the purchase price of the SMR Licenses to be paid by Nextel against such loan. Interest on such secured loan may, under certain circumstances, be paid by Spectrum in shares of Series F Preferred Stock. Provided that Spectrum is not in default, the principal amount and interest under the $75 million loan will be repaid by Spectrum through the exchange of shares of the Series F Preferred Stock to be held by Spectrum upon consummation of the sale of the SMR Licenses to Nextel.

     Spectrum is not permitted to engage in any business other than the ownership and maintenance of the SMR Licenses. Spectrum does not and will not have any liability or obligation with respect to any of the debt obligations of Arch or its other subsidiaries.

     The transactions are subject to the satisfaction of customary closing conditions set forth in the asset acquisition agreement. In addition, if the consent of Arch's lenders is not received by February 14, 2001, either party may terminate the asset acquisition agreement. The parties currently expect the loans to be funded in February 2001, following receipt of consents from Arch's lenders. The parties currently expect Nextel's purchase of the SMR Licenses to be consummated in approximately six months, upon the expiration or termination of the waiting period requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and approval from the Federal Communications Commission of the transfer of the SMR Licenses to Nextel.

     DISCLAIMER OF FINANCIAL PROJECTIONS

     Arch disclaims the operating and financial projections contained in the registration, proxy and disclosure statements filed with the Securities and Exchange Commission and/or issued in connection with Arch's acquisition of Paging Network, Inc. due to the industry-wide pace of decline of one-way units and a slowing national economy.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
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(c)      Exhibits.

         Exhibit No.     Description

            4.1 Certificate of Elimination of Series D Convertible Preferred Stock and Series E Preferred Stock of the Registrant

            4.2 Form of Certificate of Designations, Preferences and Relative, Participating, Optional or Other Special Rights of Series F Preferred Stock of the Registrant

           10.1 Asset Acquisition Agreement dated as of January 24, 2001 by and among Unrestricted Subsidiary Funding Company and Arch Wireless, Inc., PageNet SMR Sub, Inc., AWI Spectrum Co. Holdings, Inc. and AWI Spectrum Co., LLC

           10.2 Amendment Number One to Asset Acquisition Agreement dated as of January 31, 2001 by and among Unrestricted Subsidiary Funding Company and Arch Wireless, Inc., PageNet SMR Sub, Inc., AWI Spectrum Co. Holdings, Inc. and AWI Spectrum Co., LLC

           99.1 Press release dated January 24, 2001 announcing the sale by the Registrant to Nextel Communications, Inc. of SMR spectrum licenses

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 5, 2001                 ARCH WIRELESS, INC.

                                        By:    /s/ J. Roy Pottle
                                            -------------------------------
                                        Name:  J. Roy Pottle
                                        Title: Executive Vice President and
                                               Chief Financial Officer

                                  Exhibit Index



         Exhibit No.     Description

            4.1 Certificate of Elimination of Series D Convertible Preferred Stock and Series E Preferred Stock of the Registrant

            4.2 Form of Certificate of Designations, Preferences and Relative, Participating, Optional or Other Special Rights of Series F Preferred Stock of the Registrant

           10.1 Asset Acquisition Agreement dated as of January 24, 2001 by and among Unrestricted Subsidiary Funding Company and Arch Wireless, Inc., PageNet SMR Sub, Inc., AWI Spectrum Co. Holdings, Inc. and AWI Spectrum Co., LLC

           10.2 Amendment Number One to Asset Acquisition Agreement dated as of January 31, 2001 by and among Unrestricted Subsidiary Funding Company and Arch Wireless, Inc., PageNet SMR Sub, Inc., AWI Spectrum Co. Holdings, Inc. and AWI Spectrum Co., LLC

           99.1 Press release dated January 24, 2001 announcing the sale by the Registrant to Nextel Communications, Inc. of SMR spectrum licenses